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                                  EXHIBIT 21.1

               SUBSIDIARIES OF THE COMPANY AS OF DECEMBER 31, 2002


           Name                                  Jurisdiction of Incorporation
           ----                                  -----------------------------
Juniper Networks Cable France Sarl                       France
Juniper Networks International, Inc.                     Delaware, USA
Juniper Networks Australia Ltd.                          Australia
Juniper Networks Trading GmbH                            Austria
Juniper Networks FSC Ltd.                                Barbados
Juniper Networks Belgium NV                              Belgium
Juniper Networks Brazil Ltd.                             Brazil
Juniper Networks Canada, Inc.                            Canada
Juniper Networks Denmark                                 Denmark
Juniper Networks Finland OY                              Finland
Juniper Networks France SARL                             France
Juniper Networks GmbH                                    Germany
Juniper Networks India Private Ltd.                      India
Juniper Networks Italy SRL                               Italy
Juniper Networks Cayman Ltd.                             Cayman
Juniper Networks K.K.                                    Japan
Juniper Networks Korea, Inc.                             Korea
Juniper Networks Malaysia SDN BHD                        Malaysia
Juniper Networks Mexico SA DE CV                         Mexico
Juniper Networks BV                                      Netherlands
Juniper Networks Singapore PTE Ltd.                      Singapore
Juniper Networks Spain SRL                               Spain
Juniper Networks Sweden AB                               Sweden
Juniper Networks Switzerland GmbH                        Switzerland
Juniper Networks Taiwan Limited Co.                      Taiwan
Juniper Networks U.K. Ltd.                               United Kingdom
Juniper Networks Hong Kong Ltd.                          Hong Kong
Juniper Networks Ltd.                                    Cyprus
Juniper Networks Ireland Ltd.                            Ireland
Juniper Networks China Ltd.                              Hong Kong
Juniper Networks South Asia Ltd.                         Hong Kong
Menlo/Juniper Networks LLC                               California, USA
Juniper Networks (US), Inc.                              California, USA


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